SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2006

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28213 Van Dyke Avenue, Warren, MI 48093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (586) 751-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to appointments of principal officers of Noble International, Ltd. (the “Company” or “Noble”) set forth in Item 5.02 below, the Company has entered into oral employment agreements with Mr. Steven A. Prue, Mr. David A. Fallon and Mr. J. Hansen.

Mr. Prue’s oral employment agreement provides for an annual base salary of $270,000, certain other perquisites and eligibility for a bonus based upon factors to be determined by the Compensation Committee of the Board of Directors.

Mr. Fallon’s oral employment agreement provides for an annual base salary of $215,000, certain other perquisites and eligibility for a bonus based upon factors to be determined by the Compensation Committee of the Board of Directors.

Mr. Hansen’s oral employment agreement provides for an annual base salary of $250,000 per year, and includes certain other perquisites and eligibility for a bonus based upon factors to be determined by the Compensation Committee of the Board of Directors.

The Company and Messrs. Prue, Fallon and Hansen expect to execute written employment agreements consistent with the terms of their oral employment agreements described above. The Company will file the written employment agreements supplementally as exhibits on Form 8-K.

Item 5.02 Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers

On January 9, 2006, Noble’s Board of Directors approved the following officer appointments:

•	Steven A. Prue, Age 43, to President from Vice President of Sales, Marketing and Advanced Technologies. Mr. Prue has been with Noble since 2004 when the Company acquired Laser Welding International, Inc. (“LWI”), a company he founded, which at the time of the acquisition achieved approximately $40M in annual revenue. Prior to starting LWI, he was responsible for the start-up and market development of Prototech Laser, Inc. Mr. Prue began his career at Ford Motor Company in its College Graduate Program Mr. Prue holds a Bachelors in Business Administration from Michigan State University and a Masters in Business Administration from Northwood University.

•

Jay J. Hansen, Age 42, to Chief Operating Officer from Chief Financial Officer. Mr. Hansen has served as the Company’s Chief Financial Officer since May, 2003. Mr. Hansen joined the Company in March 2002 as Vice President of

Corporate Development prior to his promotion to Chief Financial Officer. Mr. Hansen holds a Bachelor of Science Degree in Business Administration from the Wharton School at the University of Pennsylvania.

•	David J. Fallon, Age 36, to Vice President and Chief Financial Officer from Chief Financial Officer for Noble Metal Processing, Inc. Mr. Fallon has been with the Company since 2002, where he has held various positions in the finance department of Noble Metal Processing, Inc. Prior to joining Noble, Mr. Fallon was the finance manager at Textron Automotive. From 1997 to 2001 he served as financial analyst at DaimlerChrysler. From 1991 to 1995 Mr. Fallon also held the position of Senior Accountant at Deloitte & Touche. Mr. Fallon holds a Bachelor of Science in Business Administration from the University of Dayton, and an MBA from The Wharton School of Business at University of Pennsylvania. Mr. Fallon is also a Certified Public Accountant.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.	Noble International, Ltd. press release, dated January 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation
(Registrant)

Date: January 12, 2006	By:	/s/ Michael C. Azar
Michael C. Azar
Secretary and General Counsel